UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2024

NETCAPITAL INC.

(Exact name of registrant as specified in charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 925-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Common Stock	NCPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 19, 2024, Netcapital Inc., a Utah corporation (the “Company”) received a notice from The Nasdaq Stock Market, LLC (“Nasdaq”), dated August 19, 2024, informing the Company that it had regained compliance with Nasdaq’s Listing Rule 5550(a)(2) (the “Bid Price Rule”) for continued listing on The Nasdaq Capital Market, as the bid price of the Company’s common stock closed at or above $1.00 per share for a minimum of 10 consecutive business days since August 2, 2024.

As previously disclosed on a Current Report on Form 8-K filed by the Company, Nasdaq had previously notified the Company on September 1, 2023 that it was not in compliance with the Bid Price Rule because it failed to maintain a minimum bid price of $1.00 per share for 30 consecutive business days. Further as of July 22, 2024, Nasdaq determined that that the Company’s securities had a closing bid price of $0.10 or less for ten consecutive trading days and as a result, Nasdaq delivered written notice to the Company on July 23, 2024 under which it advised the Company that Nasdaq has determined to delist the Company’s securities from The Nasdaq Capital Market. The Company requested a hearing to appeal Nasdaq’s delisting determination, but since the Company regained compliance with Nasdaq’s continued listing requirements as described above, the hearing was cancelled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Netcapital Inc. (Registrant)

	By:	/s/ Martin Kay
	Name:	Martin Kay
	Title:	Chief Executive Officer

Dated August 19, 2024

-3-